Exhibit 5.3

[Letterhead of McGuireWoods LLP]

September 18, 2012

Rockwood Holdings, Inc.

100 Overlook Center

Princeton, NJ  08540

Rockwood Specialties Group, Inc.

7101 Muirkirk Road

Beltsville, MD  20705

Chemical Specialties, Inc.

5910 Pharr Mill Road

Harrisburg, NC  28075

Guarantees of Debt Securities of

Rockwood Specialties Group, Inc.;

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Chemical Specialties, Inc., a North Carolina corporation (the “Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Rockwood Holdings, Inc. (“Holdings”), Rockwood Specialties Group, Inc. (“Rockwood”), the Guarantor and certain other guarantors named therein on or about the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration of, among other securities, debt securities of Rockwood (the “Debt Securities”) and the guarantees of the Guarantor which may be issued with respect to the Debt Securities (the “Guarantees”).  This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Debt Securities and the Guarantees are described in the Registration Statement, and we understand that they will be issued as follows: (i) the Debt Securities will be issued pursuant to an Indenture (the “Base Indenture”) to be entered into among Holdings, Rockwood and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as modified or supplemented from time to time, which Base Indenture is filed as Exhibit 4.5 to the Registration Statement; and (ii) if applicable, the obligations of Rockwood under the Debt Securities will be guaranteed by the Guarantor, along with the other guarantors, pursuant to guarantee provisions to be set forth in a supplemental indenture (each, a “Supplemental Indenture”) to be entered into by Holdings, Rockwood, the Trustee and the guarantors, including the Guarantor.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)   the Registration Statement;

(b)   the prospectus contained in the Registration Statement (the “Prospectus”); and

(c)   the form of Base Indenture.

In addition we have examined and relied upon the following:

(i)            a certificate from the Secretary of the Guarantor certifying as to (A) true and correct copies of the articles of incorporation and bylaws of the Guarantor, and (B)  the resolutions of the Board of Directors of the Guarantor authorizing the filing of the Registration Statement and the issuance of the Guarantees by the Guarantor;

(ii)           a certificate dated September 17, 2012 issued by the Secretary of State of the State of North Carolina attesting to the corporate status of the Guarantor in North Carolina (the “Status Certificate”); and

(iii)          originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)   Factual Matters.  To the extent that we have reviewed and relied upon (1) certificates of the Guarantor or authorized representatives thereof and (2) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters.

(b)   Signatures.  The signatures of all of the individuals signing the certificates and other documents we have reviewed are genuine and such individuals are authorized to sign such certificates and other documents.

(c)   Authentic and Conforming Documents.  All documents submitted to us as originals are authentic, complete and accurate; and all documents submitted to us as copies conform to authentic original documents.

Our Opinions

Based on and subject to the foregoing and the other qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.  Organizational Status.  Based solely upon the Status Certificate, the Guarantor is a validly existing corporation under the laws of the State of North Carolina as of the date of the Status Certificate.

2.  Power and Authority.  The Guarantor has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Guarantees.

3.  Authorization.  When, in the case of each issuance of Guarantees to be issued by the Guarantor, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Guarantor’s Board of Directors, an authorized committee or authorized officers with respect to such Guarantees and the applicable Supplemental Indenture have been adopted, the Guarantor will have taken the necessary corporate action to authorize its Guarantee.

Qualifications and Limitations

Our opinions are limited to the laws of the State of North Carolina, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter.  We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.  Simpson Thacher & Bartlett LLP, legal counsel to Holdings, Rockwood, the Guarantor and the other guarantors referenced in the Registration Statement, may rely upon this opinion with respect to matters set forth herein that are governed by North Carolina law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ McGuireWoods LLP